As filed with the Securities and Exchange Commission on January 17, 1997

                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                ________________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                ________________________________________________
                              MASTECH CORPORATION

            Pennsylvania                              25-1802235
      (State or jurisdiction of                    (I.R.S. Employer
    Incorporation or organization)                Identification No.)

                                1004 McKee Road
                          Oakdale, Pennsylvania 15071
             (Address of principal executive offices and zip code)
                  ___________________________________________
                              MASTECH CORPORATION
                           1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                  ___________________________________________
                    Michael Zugay, Vice President -Finance
                              Mastech Corporation
                                1004 McKee Road
                               Oakdale, PA 15071
                    (Name and address of agent for service)
                                  412-787-2100
                    (Telephone number of agent for service)

                          Copies of communications to:
                            James J. Barnes, Esquire
                  Buchanan Ingersoll Professional Corporation
                               One Oxford Centre
                          301 Grant Street, 20th Floor
                           Pittsburgh, PA 15219-1410
                                  412-562-1415
                  ___________________________________________
                        CALCULATION OF REGISTRATION FEE


Title of Securities To Be        Amount to Be         Proposed            Proposed Maximum             Amount of
 Registered(1)                    Registered          Maximum             Aggregate Offering           Registration Fee
                                                      Offering Price      Price
                                                      Per Share
------------------------------------------------------------------------------------------------------------------------
Common stock (par value $.01      1,048,000            $15.00(1)             $15,720,000(1)               $ 4,763.64(1)
 per share)                       1,112,000            $20.25(2)             $22,518,000(2)               $ 6,823.64(2)
------------------------------------------------------------------------------------------------------------------------
Total                                                                                                     $11,587.28
========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h).

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). Such price, which is the average of the high and low prices for the Common Stock on the NASDAQ National Market, as reported in The Wall Street Journal, Midwest Edition, on January 16, 1997, has been determined in accordance with Rule 457(c).

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to the Mastech Corporation Stock Option and Incentive Plan of 1996 (the "Plan"). Mastech Corporation (the "Corporation" or the "Registrant") is incorporated in the Commonwealth of Pennsylvania.

Item 3.  Incorporation of Documents by Reference

     The Corporation hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. The Corporation also incorporates by reference, from the date of filing of such documents, all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold:

     (a) The latest prospectus of the Corporation filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act");

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the date of the prospectus referred to in (a) above; and

     (c) The description of the Common Stock of the Corporation contained in the Corporation's registration statement filed under Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

     Not Applicable.


Item 5.  Interests of Named Experts and Counsel

     Buchanan Ingersoll Professional Corporation, counsel for the Corporation, is issuing an opinion to the Corporation in connection with this Registration Statement regarding the legality of the securities being registered.


Item 6.  Indemnification of Directors and Officers

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law ("PBCL") provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation), by reason of the fact that he or she is or was a representative of or serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she is determined by the board of directors, or in certain circumstances by independent legal counsel or the shareholders, to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason believe his or her conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect to any claim, issue or matter as to which the person has been adjudged to be liable to the corporation, except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D of Chapter 17 also provides that the indemnification permitted or required thereby is not exclusive of any other rights to which a person seeking indemnification may be entitled.

     Article 10 of the Company's Articles of Incorporation provides that the Company shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Company is permitted to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as witness or otherwise) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company or otherwise (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or executive officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or executive officer of the Company, or in any other capacity on behalf of the Company while such person is or was serving as a director or executive officer of the Company, against all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith. The right to indemnification is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights to indemnification in advance of the final disposition thereof promptly after receipt by the Company of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or executive officer of the Company in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Company.

     The Company has entered into employment agreements with Sunil Wadhwani and Ashok Trivedi, Co-Chairman and Chief Executive Officer and Co-Chairman and President, respectively, which entitle them to be indemnified in their capacities as directors, officers and controlling shareholders of the Company to the full extent not prohibited by law. The Company also has entered into a Shareholders Agreement with Messrs. Wadhwani and Trivedi pursuant to which the Company agrees to indemnify them against certain liabilities, including liabilities under the securities laws, that they may incur in connection with the offering contemplated by the Registration Statement and any offering effected pursuant to their registration rights under the Shareholders Agreement.

     The Articles of the Company also provide, pursuant to Section 1713 of the PBCL, that a director of Mastech shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:
(1) the director has breached or failed to perform the duties of his/her office under Section 1712 of the PBCL (relating to standard of conduct and justifiable reliance); and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation on the personal liability of directors of Company does not apply to: (1) the responsibility or liability of a director pursuant to any criminal statute; or (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     The Company has purchased and maintains insurance insuring its directors and officers against certain liabilities which they might incur as directors or officers of the Company or of any other organization which they serve at its request, including certain liabilities under the Securities Act.


Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

  4.01 Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Corporation's Registration Statement No. 333-14169)

  4.02  Bylaws of the Registrant (incorporated herein by reference to Exhibit
        3.2 of the Corporation's Registration Statement No. 333-14169)

  5.01  Opinion of Buchanan Ingersoll Professional Corporation

 23.01  Consent of Arthur Andersen LLP.

 23.02 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit 5.01)

 24.01  Power of Attorney (included on page 5)

Item 9.  Undertakings

    (a)  The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on the 17th day of January, 1997.

                              MASTECH CORPORATION

                              By: /s/ Sunil Wadhwani
                                 ----------------------------------------------
                                 Sunil Wadhwani

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Michael Zugay and John Brendel, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, please and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 17, 1996.

     Signature                Capacity
     ---------                --------



/s/ Sunil Wadhwani            Director, Co-Chairman
------------------              and Chief Executive Officer
Sunil Wadhwani

/s/ Ashok Trivedi             Director, Co-Chairman Vice President
-----------------                and Chief Executive Officer
Ashok Trivedi



/s/ J. Gordon Garrett         Director
---------------------
J. Gordon Garrett

/s/ Michel Berty              Director
----------------
Michel Berty

/s/ Michael Zugay             Vice President-Finance
-----------------               (Principal Accounting Officer and
Michael Zugay                   Principal Financial Officer)

                                 EXHIBIT INDEX


Exhibit No.                Description

   4.01 Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Corporation's Registration Statement No. 333-14169)

   4.02      Bylaws of the Registrant (incorporated herein by reference to
             Exhibit 3.2 of the Corporation's Registration Statement No. 333-14169)

   5.01 Opinion of Buchanan Ingersoll Professional Corporation (filed herewith)

  23.01      Consent of Arthur Andersen LLP. (filed herewith)

  23.02 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit 5.01)

  24.01      Power of Attorney (included on page 5)